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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF BLAKE, CASSELS & GRAYDON]

Barristers & Solicitors
Patent & Trade-mark Agents

                                         Suite 1700, 1030 West Georgia Street
                                         Vancouver, British Columbia
                                         V6E 2Y3

                                         Office: (604)631-3300
                                         Facsimile: (604)631-3309

                                         Our Reference: 92065/2

June 28, 1996


Digital Courier International Corporation
8618 Commerce Court
Burnaby, British Columbia
Canada V5A 4N6


Dear Sirs:

          RE:  REGISTRATION STATEMENT OF FORM F-1
               DATED JUNE 28, 1996

          You have requested our opinion with respect to certain matters in connection with the filing by Digital Courier International Corporation (the "Company") of a Registration Statement on Form F-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to an offering by the Company of 4,500,000 common shares in the capital of the Company (the "Treasury Shares") and by certain Selling Shareholders of 2,000,000 common shares in the capital of the Company, which may be increased to 2,950,000 common shares in the event of full exercise of an over allotment option granted by the Selling Shareholders (the "Secondary Shares"), (the Treasury Shares and the Secondary Shares are, collectively, the "Offered Shares").

          In connection with this opinion, we have examined and relied upon the Registration Statement, the Company's Articles of Incorporation and By-laws and the originals or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgement are necessary or appropriate to enable us to render the opinion expressed below.

          We have assumed that prior to the issue and sale by the Company of the Treasury Shares and the sale by the Selling Shareholders of the Secondary Shares, the Board of Directors of the Company and the Selling Shareholders will approve the final terms of the issue and sale of the Treasury Shares and the sale of the Secondary Shares, respectively.
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          On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Offered Shares, when issued and sold or sold, as the case may be, in accordance with the Registration Statement will be validly issued, fully paid and non-assessable shares in the capital of the Company.

          We consent to the reference to our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                              Yours very truly,

                              /s/ Blake, Cassels & Graydon